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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event
                  reported) September 1, 2006 (August 30, 2006)

                            West Pointe Bancorp, Inc.
                -------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

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
Illinois                                      0-30505                            36-4149655
---------------------------             -------------------             ---------------------------
(State or Other                             (Commission                        (IRS Employer
Jurisdiction of                             File Number)                    Identification No.)
Incorporation)
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
West Pointe Bancorp, Inc.
5701 West Main Street                                              62226
Belleville, Illinois                                         ------------------
----------------------------------------------------             (Zip Code)
(Address of Principal Executive Offices)
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                                 (618) 234-5700
                   ------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

Amendments to Salary Continuation Agreements

     On August 29, 2006, West Pointe Bancorp, Inc. (the "Company") entered into amendments to certain salary continuation agreements with the following employees: Albert A. Miller; William M. Metzger; Anthony Holdener, Jr.; Bruce A. Bone; Robert G. Cady; Glennon A. Albers; Ramona L. Gebauer; and Kory A. Kunze. The purpose of the amendments was to bring the aforementioned salary continuation agreements into full compliance with the requirements of Internal Revenue Code Section 409A ("Section 409A").

     Also on August 29, 2006, the Company and Terry W. Schaefer entered into an amendment of that certain salary continuation agreement dated December 29, 2000, as amended. Pursuant to the terms of the amendment, the annual benefits under the agreement will commence upon termination of Mr. Schaefer's employment, without regard to Mr. Schaefer's age. In addition, the amendment brings the salary continuation agreement with Mr. Schaefer into full compliance with the requirements of Section 409A.

     Also on August 29, 2006, the Company and Bonnie M. Hettenhausen entered into an amendment of that certain salary continuation agreement dated January 1, 2003, as amended. The amendment increases the annual benefit under the agreement to $38,824. In addition, the amendment brings the salary continuation agreement with Ms. Hettenhausen into full compliance with the requirements of Section 409A.

Amendment to Director's Deferred Compensation Plan

     On August 29, 2006, the Company amended the West Point Bank and Trust Company Director's Deferred Compensation Plan. The purpose of the amendment was to bring the plan into full compliance with the requirements of Section 409A.

Amendment to 1998 Stock Option Plan

     On August 29, 2006, the Company amended the 1998 Stock Option Plan. The primary purpose of the amendment was to allow for the cashless exercise of options by certain option holders. Upon a cashless exercise election, the Company will deliver shares of Company common stock (the "Shares") to the employee with a fair market value equal to the difference between (i) the fair market value of the Shares subject to the option as of the date of exercise and
(ii) the exercise price of the exercised option.

Item 5.01   Changes in Control of Registrant

     On April 13, 2006, the Company entered into an Agreement and Plan of Merger among Commerce Bancshares, Inc., a Missouri corporation ("Commerce"), CBI-Kansas, a Kansas corporation and wholly-owned subsidiary of Commerce ("CBI"), and the Company pursuant to which the Company merged with and into CBI (the "Merger"). The Merger was completed on August 30, 2006 and is expected to be effective on or about September 1, 2006. In connection with the Merger, each outstanding share of the Company's common stock was converted into the right to receive cash, shares of Commerce common stock or a combination thereof, with the total

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cash consideration limited to 25% of the total consideration. The total consideration value is estimated to be $80,900,000.

Item 7.01   Regulation FD Disclosure

     On September 1, 2006, the Company and Commerce issued a press release announcing the completion of the Merger.

     A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. This description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

     The information contained in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.1          Press Release dated September 1, 2006



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WEST POINTE BANCORP, INC.
                                (Registrant)



Date: September 1, 2006         By: /s/      Bruce A. Bone
                                    --------------------------------------------
                                    Name: Bruce A. Bone
                                    Title: Executive Vice President and Chief
                                    Financial Officer


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                                  EXHIBIT INDEX

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Exhibit Number    Description of Exhibit

99.1              Press Release dated September 1, 2006
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